CERTIFICATION PURSUANT TO
                            18 U. S. C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Optigenex Inc. (the "Company") on Form 10-QSB for the quarter ended September 30, 2004 (the "Report"), I, Richard
S. Serbin, as Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer of Optigenex Inc. with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used for any other purposes. A signed original of this written statement required by Section 906 has been provided to Optigenex Inc. and will be retained by Optigenex Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


                                            /s/ Richard S. Serbin
                                            ------------------------------------
                                            Richard S. Serbin
                                            Chief Executive Officer

Dated: January 21, 2005